Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5423                                                                                   TEL. 978/289-1500                                                        www.drc.com

DYNAMICS RESEARCH CORPORATION
REPORTS FIRST QUARTER 2008 RESULTS

--- Operating Results at High End of Expectations ---
--- Company Reports $9 Million Legal Charge Related to Events Occurring in the 1990s ---

Andover, Mass.—April 30, 2008—Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the first quarter ended March 31, 2008.

Financial Results

The Company reported revenue of $56.5 million for the first quarter of 2008, compared with $56.8 million for the same period in 2007.  The reported net loss for the quarter of $5.3 million, or $0.56 per diluted share included an $8.8 million provision for litigation, which reduced diluted earnings per share by $0.71.  Excluding the litigation provision, net income was $1.4 million, or $0.15 per diluted share, for the first quarter of 2008 compared with $1.1 million, or $0.12 per diluted share for the first quarter of 2007.

Business Highlights

“From an operating viewpoint we’re off to a great start in 2008.  For the first quarter our book-to-bill ratio was 1.16-to-one, new business awards totaled $47 million, revenues exceeded our expectations, indirect costs continue to be well in control, and earnings, excluding the litigation provision, were up twenty-five percent over the first quarter a year ago,” said Jim Regan, DRC’s chairman and chief executive officer.  “In the first quarter we won and started work on a new $25 million state child welfare system project, and we were one of 22 companies to receive an award under the $5 billion TEAMS contract, designed to enable the military health systems community to procure services in managing health care costs.  This contract adds to our extensive and diverse portfolio of agency specific multiple award schedule task order contracts.  Federal customers are increasingly turning to these vehicles to procure services.  The array of these contracts held by DRC provides us with direct access to customers seeking our solutions and services.”

Regarding the legal developments, which were discussed in the Company’s April 1, 2008 press release, Mr. Regan added, “I am encouraged that the legal proceedings on the U.S. Attorney’s civil claims filed in 2003, related to activities of two rogue employees which occurred a decade ago and in which the Company had no direct involvement or knowledge of, appear to be nearing closure.  We have earnestly attempted to settle this matter in the past and are hopeful that a final resolution can now be achieved.”

Company Guidance

The Company estimate for revenues for the calendar year 2008 is unchanged, in the range of $220 to $235 million.  Regarding earnings for the calendar year, excluding the $0.71 litigation provision taken in the first quarter, the Company anticipates results to be in the range of $0.70 to $0.80 per diluted share.  For the second quarter of 2008 the Company anticipates revenues in the range of $55 to $57 million and earnings per diluted share of $0.16 to $0.18.

Conference Call

The Company will conduct a first quarter 2008 conference call on Thursday, May 1, 2008 at 10:00 a.m. ET.  The call will be available via telephone at (877) 723-9511, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #1426865, beginning at 1:00 p.m. ET May 1, 2008 through 11:59 p.m. ET May 8, 2008.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers forward-thinking solutions backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts; Reston, Virginia; and Fairborn, Ohio.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

The non-GAAP measures used by the Company exclude the provision for litigation charges and related effect for income taxes.  The required reconciliations and other disclosures for the non-GAAP measures used by the Company are set forth later in this press release and/or the Current Report on Form 8-K furnished with the SEC on May 1, 2008.

CONTACT:     Investors:       Dave Keleher                            Media:         Duyen "Jen" Truong
                   SVP and Chief Financial Officer                              Sage Communications (for DRC)
           978.289.1615                                                           703.584.5645
           dkeleher@drc.com                                duyent@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2008	2007
Contract revenue	$54,773	$55,912
Product sales	1,705	868
Total revenue	56,478	56,780

Cost of contract revenue	46,212	46,933
Cost of product sales	1,604	1,148
Total cost of revenue	47,816	48,081

Gross profit on contract revenue	8,561	8,979
Gross profit on product sales	101	(280)
Total gross profit	8,662	8,699

Selling, general and administrative expenses	5,402	5,598
Provision for litigation	8,819	-
Amortization of intangible assets	509	650
Operating income (loss)	(6,068)	2,451
Interest expense, net	(139)	(456)
Other income	(71)	(48)
Income (loss) before provision for income taxes	(6,278)	1,947
Provision (benefit) for income taxes	(1,022)	824
Net income (loss)	$(5,256)	$1,123

Earnings (loss) per common share
Basic	$(0.56)	$0.12
Diluted	$(0.56)	$0.12

Weighted average shares outstanding
Basic	9,436,054	9,256,566
Diluted	9,436,054	9,507,446

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$1,061	$2,006
Contract receivables, net	61,911	63,570
Prepaid expenses and other current assets	3,373	2,508
Total current assets	66,345	68,084
Noncurrent assets
Property and equipment, net	9,884	10,182
Goodwill	63,055	63,055
Intangible assets, net	2,560	3,069
Deferred tax asset	1,484	1,484
Other noncurrent assets	3,918	4,079
Total noncurrent assets	80,901	81,869
Total assets	$147,246	$149,953
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$8,118	$12,163
Accrued compensation and employee benefits	11,119	13,409
Deferred taxes	9,819	8,486
Other accrued expenses	13,349	3,078
Total current liabilities	42,405	37,136
Long-term liabilities
Long-term debt	5,000	7,737
Other long-term liabilities	8,172	8,576
Total stockholders' equity	91,669	96,504
Total liabilities and stockholders' equity	$147,246	$149,953

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended
	March 31,
	2008	2007
National defense and intelligence agencies	$41,028	$44,631
Federal civilian agencies	7,878	7,563
State and local government agencies	5,244	3,548
Other	623	170
	$54,773	$55,912

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended
	March 31,
	2008	2007
Time and materials	55%	57%
Cost reimbursable	19	22
Fixed price, including service-type contracts	26	21
	100%	100%

Prime contract	61%	57%
Sub-contract	39	43
	100%	100%

	Three Months Ended
	March 31,
	2008	2007
Net cash provided by (used in) operating activities	$1,605	$(17,315)
Capital expenditures	$402	$509
Depreciation	$700	$825
Bookings	$63,050	$78,562

	March 31,	December 31,
	2008	2007
Funded backlog	$113,682	$116,471
Employees	1,305	1,414

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2008	2007
GAAP operating income (loss)	$(6,068)	$2,451
Provision for litigation	8,819	-
Non-GAAP operating income	$2,751	$2,451

GAAP income (loss) before provision for income taxes	$(6,278)	$1,947
Provision for litigation	8,819	-
Non-GAAP income before provision for income taxes	$2,541	$1,947

GAAP provision (benefit) for income taxes	$(1,022)	$824
Tax benefit for provision for litigation	2,118	-
Non-GAAP provision for income taxes	$1,096	$824

GAAP net income (loss)	$(5,256)	$1,123
Provision for litigation, net of tax benefit	6,701	-
Non-GAAP provision for income taxes	$1,445	$1,123

Earnings (loss) per common share
GAAP Basic	$(0.56)	$0.12
Per share effect of provision for litigation	0.71	-
Non-GAAP Basic	$0.15	$0.12

GAAP Diluted	$(0.56)	$0.12
Per share effect of provision for litigation	0.71	-
Non-GAAP Diluted	$0.15	$0.12

Weighted average shares outstanding
GAAP Basic, GAAP Diluted and Non-GAAP Basic	9,436,054	9,256,566
Non-GAAP Diluted	9,728,042	9,507,446

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (continued) (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2008	2007
Contract revenue	$54,773	$55,912
Product sales	1,705	868
Total revenue	56,478	56,780

Cost of contract revenue	46,212	46,933
Cost of product sales	1,604	1,148
Total cost of revenue	47,816	48,081

Gross profit on contract revenue	8,561	8,979
Gross profit on product sales	101	(280)
Total gross profit	8,662	8,699

Selling, general and administrative expenses	5,402	5,598
Amortization of intangible assets	509	650
Non-GAAP operating income	2,751	2,451
Interest expense, net	(139)	(456)
Other income	(71)	(48)
Non-GAAP income before provision for income taxes	2,541	1,947
Non-GAAP provision for income taxes	1,096	824
Non-GAAP net income	$1,445	$1,123

Non-GAAP earnings per common share
Basic	$0.15	$0.12
Diluted	$0.15	$0.12

Non-GAAP weighted average shares outstanding
Basic	9,436,054	9,256,566
Diluted	9,728,042	9,507,446